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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (date of earliest event reported): November 5, 2001



                          EDGE PETROLEUM CORPORATION
           (Exact name of registrant as specified in its charter)



DELAWARE                                 000-22149                 76-0511037
(State or other jurisdiction of         (Commission             (I.R.S. Employer
incorporation)                          File Number)         Identification No.)




                           TEXACO HERITAGE PLAZA
                           1111 BAGBY, SUITE 2100
                            HOUSTON, TEXAS 77002
           (Address of principal executive offices and zip code)



    Registrant's telephone number, including area code: (713) 654-8960

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ITEM 5.         OTHER EVENTS.

       The Company, as one of three original plaintiffs, filed a lawsuit against BNP Petroleum Corporation ("BNP"), Seiskin Interests, LTD, Pagenergy Company, LLC and Gap Marketing Company, LLC, as defendants, in the 229th Judicial District Court of Duval County, Texas, for fraud and breach of contract in connection with an agreement whereby BNP was obligated to drill a test well in an area known as the Slick Prospect in Duval County, Texas. The allegations of the Company in this litigation were, in general, that BNP gave the Company inaccurate and incomplete information on which the Company relied in entering into the transaction and in making its decision not to participate in the test well and the prospect, resulting in the loss of the Company's interest in the lease, the test well and four subsequent wells drilled in the prospect. The Company sought to enforce its interest in the prospect and sought damages or rescission, as well as costs and attorneys' fees. The case was originally filed in Duval County, Texas on February 25, 2000. The Company filed a lis pendens to protect its interest in the real property at issue.

       In mid-March, 2000, the defendants filed an original answer and certain counterclaims against plaintiffs, seeking unspecified damages for slander of title, tortious interference with business relations and exemplary damages. The case proceeded to trial before the Court (without a jury) on June 19, 2000, after the plaintiffs' were found by the court to have failed to comply with procedural requirements regarding the request for a jury. After several days of trial, the case was recessed and later resumed on September 5, 2000. The court at that time denied the plaintiffs' motion for mistrial based on the court's denial of a jury trial. The court also ordered that the defendants' counterclaims would be the subject of a separate trial that would commence on December 11, 2000. The parties proceeded to try issues related to the plaintiffs' claims on September 5-13, 2000. Defendants filed a second amended answer and counterclaim and certain supplemental responses to a request for disclosure in which they stated that they were seeking damages in the amount of $33.5 million by virtue of an alleged lost sale of the subject properties, $17 million in alleged lost profits from other prospective contracts, and unspecified incidental and consequential damages from the alleged wrongful suspension of funds under their gas sales contract with the gas purchaser on the properties, alleged damage to relationships with trade creditors and financial institutions, including the inability to leverage the Slick Prospect, and attorneys' fees at prevailing hourly rates in Duval County, Texas incurred in defending against plaintiffs' claims and for 40% of any aggregate recovery in prosecuting their counterclaims. In subsequent deposition testimony, the defendants verbally alleged $26 million of damages by virtue of the alleged lost sale of the properties (as opposed to the $33.5 million previously sought), $7.5 million of damages by virtue of loss of a lease development opportunity and $100 million of damages by virtue of the loss of a business opportunity related to BNP's alleged inability to participate in a 3-D seismic project.

       The Company also alleged that BNP, Seiskin Interests, LTD and Pagenergy Company, LLC breached a confidentiality agreement with the plaintiffs by obtaining oil and gas leases within an area restricted by that contract. This breach of contract allegation is the subject of an additional lawsuit by plaintiffs in the 165th District Court in Harris County, Texas. In this


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separate action, the Company is seeking damages as a result of defendants'
actions as well as costs and attorneys' fees.

       During the week of December 11-15, 2000, in Duval County BNP tried its counterclaims against Edge, and Edge presented its defenses to the counterclaims. BNP presented evidence that its damages were in the amounts of $19.6 million for the alleged lost sale of the properties, $35 million for the alleged loss of the lease development opportunity, and $308 million for the alleged loss of the opportunity related to participation in the 3-D seismic project. During the course of the trial, Edge presented its motion for summary judgment on the counterclaims based on the doctrine of absolute judicial proceeding privilege. The judge partially granted Edge's motion for summary judgment as it related to the filing of the lis pendens, but denied it
with regard to the other allegations of BNP.   The judge also granted Edge's
plea in abatement relating to the breach of the confidentiality agreement, ruling that the District Court in Harris County has dominant jurisdiction of that issue.

       On November 5, 2001, the court filed with the clerk and provided to the Company a final judgment that had been signed by the court, but not provided to the Company, on October 26, 2001. Pursuant to the terms of the judgment, the Company takes nothing on its claims against BNP and is denied any recovery of its interest in the lease, the prospect, or the wells of the Slick Prospect. Instead, the court confirmed title in the lease, prospect, and wells in BNP's affiliate. In addition, the Company was found to have tortiously and maliciously interfered with two different BNP contracts or prospective contracts, and BNP was awarded actual damages against the Company in the amount of $10 million and punitive damages in the amount of $5.1 million. The judgment does not reflect a credit in the amount of $1,945,000 to which the Company believes that it is entitled by reason of certain settlements by its two co-plaintiffs and co-counterdefendants. The Company intends to file a motion to modify the judgment to reflect the credit.

       The Company continues to believe that it should have prevailed on its claims to recover an interest in the lease, prospect, and wells and that it had sufficient legal and factual defenses to all of the defendants' counterclaims. The Company intends to challenge the judgment with post-judgment motions and, if necessary, to perfect an appeal to the Fourth Court of Appeals in San Antonio. The Company is optimistic about its chances for success in the event of an appeal; however, there can be no assurance as to the outcome of any post-judgment motions or appeals. In order to supersede the judgment pending an appeal, the Company may be required to post a bond in the amount of the judgment, plus interest for the estimated duration of the appeal and costs. The Company believes that it has the resources available to obtain the necessary supersedeas bond. If a bond in that amount cannot be posted, the Company may seek to supersede the judgment by providing alternative security or approval of security in a lesser amount. There can be no assurance as to the Company's ability to obtain such a bond or otherwise supersede the judgment pending appeal. A failure by the Company to prevail on its challenges to the judgment may have a material adverse effect on the Company.


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       Statements in this document, including but not limited to those relating to the above-described litigation, its outcome, effects and timing, ability to obtain a bond and any other statements that are not historical facts are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the outcome and timing of the litigation, rulings by the court, the ability of the Company to obtain a bond, timing and other factors described in the Company's most recent Form 10-K and other filings with Securities and Exchange Commission.


























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                                  SIGNATURES



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                            EDGE PETROLEUM CORPORATION



                           /s/           Michael G. Long
                           -----------------------------------------
                                         Michael G. Long
                                    Senior Vice President and
                               Chief Financial and Accounting Officer




Date: November 5, 2001









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